UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 27, 2015

UDR, Inc.
United Dominion Realty, L.P.
(Exact name of registrant as specified in its charter)

Maryland (UDR, Inc.)	1-10524	54-0857512
Delaware (United Dominion Realty, L.P.)	333-156002-01	54-1776887
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

1745 Shea Center Drive, Suite 200, Highlands Ranch, Colorado		80129
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (720) 283-6120
Not Applicable
Former name or former address, if changed since last report

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Items.
As previously announced, on June 22, 2015, UDR, Inc., a Maryland corporation (the “Company”), United Dominion Realty, L.P., a Delaware limited partnership, Home Properties, L.P., a New York limited partnership (“Home Partnership”), and LSREF4 Lighthouse Acquisitions, LLC, a Delaware limited liability company (“Parent”) entered into a definitive Contribution Agreement (the “Contribution Agreement”) providing for the contribution by Home Partnership of up to six properties to a newly formed operating partnership of the Company (“UDR DownREIT Partnership”) in exchange for units in the UDR DownREIT Partnership and other consideration. Also, as previously announced, on June 22, 2015, the Company, Home Properties, Inc., a Maryland corporation (“Home”), Home Partnership, Parent, LSREF4 Lighthouse Corporate Acquisitions, LLC, a Maryland limited liability company and wholly-owned subsidiary of Parent (“MergerSub”), and LSREF4 Lighthouse Operating Acquisitions, LLC, a New York limited liability company and wholly-owned subsidiary of MergerSub (“Partnership MergerSub”), entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”).
On August 27, 2015, the parties to the Contribution Agreement and the Merger Agreement entered into an Amendment Agreement (the “Amendment”) to effect certain amendments related to the timing of closing under those agreements. The Amendment provides, among other things, that closing of the contribution transactions under the Contribution Agreement will occur on October 29, 2015 and the closing of the mergers under the Merger Agreement will occur on October 30, 2015 unless, in each case, Parent, MergerSub and Partnership MergerSub elect to close the transactions at an earlier time (but not prior to the required approval of Home’s stockholders) by providing notice to the Company, Home and Home Partnership. Any earlier closing would occur over two successive business days, with the contribution transactions under the Contribution Agreement occurring on the first day and the mergers under the Merger Agreement occurring on the second day. Notwithstanding the foregoing, the parties agreed to use reasonable best efforts to cause the contribution transactions and mergers to close on or prior to October 12, 2015 and October 13, 2015, respectively.
Forward-Looking Statements

Certain statements made in this Current Report on Form 8-K may constitute “forward-looking statements.” Words such as “expects,” “intends,” “believes,” “anticipates,” “plans,” “likely,” “will,” “seeks,” “estimates” and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts and assumptions and are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in a forward-looking statement, due to a number of factors, which include, but are not limited to, unfavorable changes in the apartment market, changing economic conditions, the impact of inflation/deflation on rental rates and property operating expenses, expectations concerning availability of capital and the stabilization of the capital markets, the impact of competition and competitive pricing, acquisitions, developments and redevelopments not achieving anticipated results, delays in completing developments, redevelopments and lease-ups on schedule, expectations on job growth, home affordability and demand/supply ratio for multifamily housing, expectations concerning development and redevelopment activities, expectations on occupancy levels, expectations concerning the joint ventures with third parties, expectations that automation will help grow net operating income, expectations on annualized net operating income, our expectation that we will be able to close the acquisition of the Washington DC properties from Home generally on the terms that we have disclosed and other risk factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time, including the Company's Annual Report on Form 10-K and the Company’s Quarterly Reports on Form 10-Q. Actual results may differ materially from those described in the forward-looking statements. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this press release, and the Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in the Company’s expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required under the U.S. securities laws.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UDR, Inc.
August 27, 2015	By:	/s/ Warren L. Troupe
Name: Warren L. Troupe
Title: Senior Executive Vice President